Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated February 27, 2013 (except for Note 8 and Note 19, as to which the date is October 24, 2013) with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in this Current Report on Form 8-K:

1	Registration Statement Number 2-88085 on Form S-8
2	Registration Statement Number 33-39840 on Form S-8
3	Registration Statement Number 333-78763 on Form S-8
4	Registration Statement Number 2-58584 on Form S-8
5	Registration Statement Number 33-26251 on Form S-8
6	Registration Statement Number 33-45763 on Form S-3
7	Registration Statement Number 333-27607 on Form S-8
8	Registration Statement Number 333-35298 on Form S-8
9	Registration Statement Number 333-83270 on Form S-8
10	Registration Statement Number 333-83290 on Form S-8
11	Registration Statement Number 333-88096 on Form S-8
12	Registration Statement Number 333-123239 on Form S-8
13	Registration Statement Number 333-150447 on Form S-8
14	Registration Statement Number 333-169722 on Form S-8
15	Registration Statement Number 333-169724 on Form S-3
16	Registration Statement Number 333-170331 on Form S-3
17	Registration Statement Number 333-179707 on Form S-8
18	Registration Statement Number 333-179708 on Form S-8

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 24, 2013